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                                                                   Exhibit 99(a)
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News Release

                                                                        Contact:
December 13, 2000                                             Gregory T. Caswell
                                           President and Chief Executive Officer
                                                                  Dennis D. Byrd
                                                    Vice President and Treasurer
                                                                  (207) 774-5000


FOR IMMEDIATE RELEASE
NASDAQ:FCME                                        WEBSITE: www.firstcoastal.com

            FIRST COASTAL CORPORATION ANNOUNCES EXTENSION OF STOCK
                              REPURCHASE PROGRAM

          PORTLAND, Maine--First Coastal Corporation ("First Coastal" or the "Company"), the parent company of Portland-based Coastal Bank (the "Bank"), announced today that its Board of Directors has authorized an extension of the Company's stock repurchase program, whereby the Company intends to repurchase an additional 62,000 shares of its common stock, representing approximately 5% of the 1,232,489 shares currently outstanding. The shares repurchased will be held as treasury stock to be used for general corporate purposes. The stock repurchase program is subject to the receipt of required regulatory approvals and is expected to be in effect until approximately November 2001, unless the full 62,000 shares are acquired sooner or the program is further increased. Under the program, no shares knowingly will be purchased from officers or directors of First Coastal Corporation or from persons who hold in excess of five percent of its outstanding common stock. The Company continues to believe that its stock is undervalued, and that the purchase of the stock represents an effective utilization of capital and will result in increased earnings per share.

          As of November 28, 2000, the Company had repurchased a total of 128,038 shares of its common stock through a stock repurchase program previously authorized by its Board of Directors and 7,962 shares remain to be repurchased under that program.

          Gregory T. Caswell, President and Chief Executive Officer of the Company and the Bank, stated, "The Board of Directors considers First Coastal stock to be an attractive investment. Its objective in authorizing an extension of the repurchase program is to enhance stockholder value by increasing book value and earnings per share of those shares of First Coastal stock that remain outstanding after the repurchases."

          First Coastal Corporation (www.firstcoastal.com) is a Maine-based $202 million bank holding company with Coastal Bank (www.coastalbankme.com), an FDIC insured, Maine state-chartered bank as its sole operating subsidiary. Coastal Bank currently has eight banking offices located in Brunswick (2), Falmouth, Freeport, Portland (2), Saco and Topsham.

          Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," "estimates," or "anticipates" or the negative thereof or

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other variations thereof or comparable terminology. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. Although the Company has made such statements based on assumptions which it believes to be reasonable, there can be no assurance that the actual transactions, results, performance or achievements will not differ materially from the Company's expectations. For example, there are a number of important factors with respect to such forward-looking statements that could materially and adversely affect the future results associated with forward-looking statements, such as (i) the impact of changes in market rates of interest, economic conditions, or competitive factors on the Company's deposit products and loan demand and asset quality; (ii) the possibility that certain transactions, such as the opening of new branches, the introduction of new banking products or other planned or contemplated events, may not occur or may not be initiated with the degree of success contemplated; (iii) the possibility that operating expenses may be higher than anticipated; (iv) the effect that changes in the general economic and competitive conditions in markets in which the Company operates could have on the Company's financial performance and condition; (v) the Company's ability to control its provision for loan losses, and to achieve its goals with respect to net interest rate spread and margin;
(vi) the level of demand for new and existing products; and (vii) legislative and regulatory changes, changes in tax policies, rates and regulations and changes in accounting principles, policies or guidelines. Should one or more of these risks or other uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in the forward-looking statements. The Company does not intend to update forward-looking statements. Investors are also directed to other information related to the Company in documents filed by the Company with the Securities and Exchange Commission.

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